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                                                                      EXHIBIT 12

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS



====================================================================================================================================
                                                                                YEARS ENDED DECEMBER 31,
                                                                                     (IN THOUSANDS)

                                                     2004              2003             2002            2001             2000
------------------------------------------------------------------------------------------------------------------------------------
Gross premium to surplus ratio:
   Gross written premium                       $    1,992,361   $    1,746,413    $    1,163,397  $    1,014,833   $      972,154
   Policyholders' surplus                             844,851          591,889           523,807         401,393          326,249
   Premium to surplus ratio (1)                         235.8%           295.1%            222.1%          252.8%           298.0%

(Gross premium to surplus ratio = gross written premium divided by policyholders' surplus)

Net premium to surplus ratio:
    Net written premium                        $    1,121,343   $      867,795    $      545,475  $      371,409   $      283,947
    Policyholders' surplus                            844,851          591,889           523,807         401,393          326,249
    Premium to surplus ratio (1)                        132.7%           146.6%            104.1%           92.5%            87.0%

(Net premium to surplus ratio = net written premium divided by policyholders' surplus)

Loss ratio:
   Incurred loss and loss
     adjustment expense                        $      651,675   $      494,024    $      313,744  $      266,537   $      190,272
   Net earned premium                               1,013,573          739,376           506,371         341,779          267,481
   Loss ratio (1)                                        64.3%            66.8%             62.0%           78.0%            71.1%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense                        $      299,789   $      199,927    $      130,578  $       88,461   $       76,548
   Net written premium                              1,121,343          867,795           545,475         371,409          283,947
   Expense ratio (1)                                     26.7%            23.0%             23.9%           23.8%            27.0%

(Expense ratio = underwriting expense divided by net written premium)

   Combined ratio (1)                                    91.0%            89.8%             85.9%          101.8%            98.1%

(Combined ratio = loss ratio plus expense ratio)

(1) Calculated for our insurance companies on the basis of statutory accounting principles.

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS
                                   (continued)


===============================================================================================================================
                                                                            YEARS ENDED DECEMBER 31,
                                                                                 (IN THOUSANDS)

                                                 2004             2003            2002              2001             2000
-------------------------------------------------------------------------------------------------------------------------------
Loss ratio:
   Incurred loss and loss
      adjustment expense                   $      645,230   $      488,652   $      306,491   $      267,390   $      198,470
   Net earned premium                           1,010,691          738,272          505,521          342,787          267,647
   Loss ratio (2)                                    63.8%            66.2%            60.6%            78.0%            74.2%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense                    $      271,390   $      182,907   $      128,528   $       88,192   $       56,223
   Net earned premium                           1,010,691          738,272          505,521          342,787          267,647
   Expense ratio (2)                                 26.9%            24.8%            25.4%            25.7%            21.0%

(Expense ratio = underwriting expense divided by net earned premium)

   Combined ratio (2)                                90.7%            91.0%            86.0%           103.7%            95.2%

(Combined ratio = loss ratio plus expense ratio)


(2) Calculated for our insurance companies on the basis of generally accepted accounting principles.